UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

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XL GROUP Public Limited Company
(Name of Registrant as Specified In Its Charter)

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THE HIGH COURT OF IRELAND
Record No. 2016/150 COS

IN THE MATTER OF
XL GROUP PUBLIC LIMITED COMPANY (Company number 482042)

AND IN THE MATTER OF
THE COMPANIES ACT 2014

AND IN THE MATTER OF
A PROPOSAL FOR A SCHEME OF ARRANGEMENT PURSUANT TO SECTIONS 449 to 455 OF THE COMPANIES ACT 2014

AND IN THE MATTER OF
THE TAKEOVER PANEL ACT, 1997

NOTICE is hereby given that by an Order dated 9 May 2016 made in the above proceedings (the Order), the High Court of Ireland (the Court) has directed a meeting (the Court Meeting) to be convened of the holders of the Scheme Shares (as defined in the proposed Scheme of Arrangement referred to below) for the purpose of considering and, if thought fit, approving (with or without modification) a scheme of arrangement pursuant to Section 450 of the Companies Act, 2014 proposed to be made between XL Group plc (the Company) and the holders of the Scheme Shares (the Scheme).

The purpose of the Scheme is to introduce a company incorporated in Bermuda as the ultimate holding company of the XL group of companies.

The Court Meeting will be held at XL House, 8 Stephen's Green, Dublin 2, Ireland at 10 a.m. (Irish Time) on 23 June 2016 at which place and time all holders of the shares of the Company as of 5.00 p.m. Eastern Time in the United States /

10.00 pm Irish Time, on 10 May 2016 (the Record Time) are invited to attend.
In addition to the approval to be sought at the Court Meeting, the Scheme will require the passing of certain resolutions at a separate Extraordinary General Meeting of the Company convened at the same location on 23 June 2016, to be held at 10:15 a.m. (Irish Time) or, if later, as soon thereafter as the Court Meeting shall have been concluded or adjourned and at which place and time all shareholders of record as of the Record Time are invited to attend.
Notice of the Court Meeting will be sent to the registered members of the Company (determined by reference to the register of members of the Company at the Record Time by means of the Notice of Court Meeting set out in the form of circular to the holders of the Scheme Share (the "Scheme Circular"). A copy of the Scheme Circular is available for inspection or upon request from the offices of the Company’s Irish solicitors A&L Goodbody, International Financial Services Centre, North Wall Quay, Dublin 1 Ireland and from the Company’s United States Counsel, Skadden Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, 10036 and will also be available for inspection at the Court Meeting from 15 minutes before, and during, the Court Meeting. A copy of the Scheme Circular may also be downloaded from the Company’s website at the following address http://xlgroup.com/xl-investor-relations.
The Order further provides that if the Scheme is approved by the requisite majority at the Court Meeting, the application by the Company for approval of the Scheme and the proposed reduction of capital, which is a necessary step in the implementation of the Scheme will be heard by the Court sitting at the Four Courts, Inns Quay, Dublin 7, Ireland at 11 am on 20 July 2016 (the Scheme Sanction Hearing) or on such other day to which the application might be adjourned.
The Order further provides that any person intending to appear at the Scheme Sanction Hearing should notify the Company's Irish Solicitors, A&L Goodbody, whose address is set out below,

in writing by 5 p.m. on 5 July 2016 and if any such person wishes to rely upon any affidavit evidence such affidavit must be filed and served upon A&L Goodbody by 5 p.m. on 5 July 2016.

Dated 9 May 2016

Signed: A&L GOODBODY
Solicitors for XL Group Plc
International Financial Services Centre
North Wall Quay
Dublin 1
Ireland